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                                                                    Exhibit 99.1


                                                                   PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE


JLG INDUSTRIES, INC.                                       CONTACT: JUNA ROWLAND
1 JLG Drive                            DIRECTOR - CORPORATE & INVESTOR RELATIONS
McConnellsburg, PA 17233-9533                         (240) 313-1816, IR@JLG.COM
Telephone (717) 485-5161
Fax (717) 485-6417
www.jlg.com


                JLG'S FINANCING SUBSIDIARY SELLS $54.8 MILLION OF
                        RECEIVABLES TO GE DEALER FINANCE
             ACCESS FINANCIAL SOLUTIONS SELLS MAJORITY OF PORTFOLIO

      MCCONNELLSBURG, PA, APRIL 25, 2003 - JLG Industries, Inc. (NYSE: JLG) announced today the sale of $54.8 million of finance receivables to GE Dealer Finance. The sale includes a substantial part of the assets in the finance receivables portfolio from the Company's wholly owned subsidiary, Access Financial Solutions, Inc. ("AFS"). Consistent with previous monetizations, and in compliance with U.S. GAAP regarding the sale of financial products, this transaction will be reported on JLG's balance sheet as pledged finance receivables with related limited recourse debt, and includes an $8.2 million maximum net loss exposure. Gross profit realized on this transaction is $2.8 million, which will be recognized over the life of the underlying portfolio sold. With the completion of this transaction, total monetizations in JLG's fiscal third quarter, including paydowns, will total just under $70 million.

      "Creating AFS has provided JLG with a strategic tool to offer customers a wide array of financing solutions to own our equipment," stated Kevin Ramsburg, AFS Managing Director - North America. "Of key importance is our focus on generating high quality transactions that can be monetized to traditional third-party funders on a regular basis. Since inception, AFS has successfully monetized $202.9 million in 23 transactions with 14 third-party funders with a maximum net loss exposure of $18.9 million.

      "Consistent with our overall funding strategy, we are currently in discussions to create a more formal partnership with some of our key funding sources. We will continue to focus on strengthening our relationships with these providers to enhance our ability to consistently satisfy our customers' needs for equipment finance."

      AFS was formed in August 2001 to offer JLG customers equipment finance solutions tailored to meet their individual economic, capital structure and operational requirements. The seasoned professionals at AFS work with the JLG sales force to provide customers with a wide variety of options to obtain JLG equipment, including capital leases, operating leases, and shorter-term rent-to-purchase agreements.


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       JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of telehandlers and telescopic hydraulic excavators marketed under the JLG(R) and Gradall(R) trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

      GE Dealer Finance is a leading provider of specialized financing and servicing programs that facilitate the distribution and sale of capital equipment from the OEM through the dealer/distributor to the end-user. With a full array of products - including inventory, fleet rental, wholesale and retail financing options and private or co-branded vendor programs, GE Dealer Finance services manufacturers and distributors of commercial, industrial, production, manufacturing, material handling and construction related equipment. GE Dealer Finance is a division of GE Commercial Equipment Financing (CEF), a unit of GE Commercial Finance. GE is a diversified services, technology and manufacturing company with operations worldwide

      This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; and (iii) customer financing risks; as well as other risks as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended January 31, 2003.

                    For more information, visit www.jlg.com.

        Note: Information contained on our website is not incorporated by reference into this release.

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